AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Entities, Individually and not Jointly,

as Listed on Schedule A

and

Boston Financial Data Services, Inc.

This Amendment is made on this __ day of _______________, 2013, between Each of the Entities, Individually and Not Jointly, as listed on Schedule A, previously amended as of January 9, 2013, (collectively, the “Funds”) and Boston Financial Data Services, Inc. (the “Transfer Agent”).

WHEREAS, the Funds and Transfer Agent entered into a Transfer Agency and Service Agreement dated October 22, 2007, as amended (the “Agreement”), and

WHEREAS, in accordance with Section 17 (Additional Portfolios/Funds) and Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.      Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated ____________ __, 2013; and

2.      All defined terms and definitions in the Agreement shall be the same in this amendment (the “___________ __, 2013 Amendment”) except as specifically revised by this ___________ __, 2013 Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this _____________ __, 2013 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

AMERICAN INDEPENDENCE FUNDS TRUST AND AMERICAN INDEPENDENCE FUNDS TRUST II	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

Dated: July 11, 2013

Fund	Type of Entity	Jurisdiction
American Independence Funds Trust	Business Trust	Delaware
American Independence Core Plus Fund
American Independence Dynamic Conservative Plus Fund
American Independence Fusion Fund
American Independence International Alpha Strategies Fund
American Independence Kansas Tax-Exempt Bond Fund
American Independence Stock Fund
American Independence Strategic Income Fund
American Independence U.S. Inflation-Indexed Fund
American Independence Risk Managed Allocation Fund

American Independence Funds Trust II	Business Trust	Delaware
American Independence Laffer Dividend Growth Fund
American Independence MAR Tactical Conservative Fund
American Independence MAR Tactical Moderate Growth Fund
American Independence MAR Tactical Growth Fund
American Independence MAR Tactical Aggressive Growth Fund